Exhibit 99.1

PRESS RELEASE

LivaNova Begins Trading on NASDAQ and London Stock Exchange

London, England, October 19, 2015 – LivaNova PLC (NASDAQ, LSE: LIVN) (“LivaNova” or the “Company”) today announces the successful completion of the cross-border merger of Sorin S.p.A. and Cyberonics, Inc., creating a new premier medical technology company. Sorin and Cyberonics announced on February 26, 2015 that the boards of directors of both companies unanimously approved a combination of the companies (the “Transaction”) under a newly formed holding company organized under the laws of England and Wales, LivaNova PLC (“LivaNova”). The Transaction was overwhelmingly approved by Sorin shareholders on May 26, 2015 and by Cyberonics shareholders on September 22, 2015.

LivaNova is a global leader with a diversified product portfolio in the large and growing markets for cardiac surgery and neuromodulation and is a leading innovator in cardiac rhythm management. In addition, LivaNova is developing novel opportunities in three significant specialty markets: heart failure, sleep apnea and percutaneous mitral valve. The Company is uniquely positioned to build upon current strengths by creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems.

LivaNova shares began trading today on NASDAQ, and have been admitted to the standard listing segment of the Official List of the UK’s Financial Conduct Authority and to trading on the London Stock Exchange (LSE) under the ticker symbol “LIVN.”

“Today marks an important new phase in our history,” said André-Michel Ballester, CEO of LivaNova. “We have created a market-leading medical technology company with a diverse product portfolio, a robust pipeline of new technologies, and expanded scale that will build shareholder value as our products reach more patients worldwide. The NASDAQ and LSE are ideal trading platforms for LivaNova, reflecting the global nature of our business.”

About LivaNova

LivaNova PLC, headquartered in London, UK, is a global medical technology company formed by the merger of Sorin S.p.A, a leader in the treatment of cardiovascular diseases, and Cyberonics Inc., a medical device company with core expertise in neuromodulation. LivaNova transforms medical innovation into meaningful solutions for the benefit of patients, healthcare professionals, and healthcare systems. The company employs approximately 4,500 employees worldwide. With a presence in more than 100 countries, LivaNova operates as three business units: Cardiac Rhythm Management, Cardiac Surgery, and Neuromodulation, with operating headquarters in Clamart (France), Mirandola (Italy) and Houston (U.S.A.), respectively.

LivaNova is listed on NASDAQ and listed on the Official List of the UK’s Financial Conduct Authority and traded on London Stock Exchange (LSE) under the ticker symbol “LIVN”.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or other similar words. Statements contained in this press release are based on information presently available to LivaNova and assumptions that the parties believe to be reasonable. LivaNova is not assuming any duty to update this information if those facts change or if the assumptions are no longer believed to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning developing novel opportunities in heart failure, sleep apnea and percutaneous mitral valve, creating new innovative solutions that benefit patients, healthcare professionals, and healthcare systems, and building significant shareholder value. Important factors that may cause actual results to differ include, but are not limited to: risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings, value of certain tax assets, synergies and growth, or that such benefits may take longer to realize than expected; the inability of LivaNova to meet expectations regarding the timing, completion and accounting and tax treatments; risks relating to unanticipated costs of integration, including operating costs, customer loss or business disruption being greater than expected; reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services; unanticipated changes relating to competitive factors in the industries in which the company operates; the ability to hire and retain key personnel; the ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the company; international, national or local economic, social or political conditions that could adversely affect the company or its customers; conditions in the credit markets; risks to the industries in which LivaNova operates that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyberonics, Inc. and LivaNova and the analogous section in annual reports and other documents filed from time to time by Sorin S.p.A. with the Italian financial market regulator (CONSOB); risks associated with assumptions made in connection with critical accounting estimates and legal proceedings; LivaNova’s’ international operations, which are subject to the risks of currency fluctuations and foreign exchange controls; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in Cyberonics’ Annual Report on Form 10-K, as amended from time to time, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC by Cyberonics and LivaNova and those described in Sorin’s annual reports, registration documents and other documents filed from time to time with CONSOB by Sorin. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

For more information, please visit www.livanova.com, or contact:

Investor Relations:	Investor Relations and Media:

Vivid Sehgal	Greg Browne
Chief Financial Officer	Senior Vice President, Finance
e-mail: investor.relations@livanova.com	Phone: +1 (281) 228-7262
Fax: +1 (281) 218-9332
e-mail: corporate.communications@livanova.com

   Media:

   Kal Goldberg

   Finsbury (New York)

   Tel: +(1) 646-805-2000

   e-mail: kal.goldberg@finsbury.com

   Edward Simpkins

   Finsbury (London)

   Tel: +44 7958 421 519

   e-mail: edward.simpkins@finsbury.com

3